Exhibit 9

DEED POLL

OF

PERCEPTIVE CREDIT HOLDINGS III, LP

This Deed Poll is made on December 22, 2025 by each of PERCEPTIVE CREDIT HOLDINGS III, LP whose registered office is at 51 Astor Place, 10th Floor, New York, NY 10003 (“PCH III”), and PERCEPTIVE CREDIT HOLDINGS II, L.P. whose registered office is at 51 Astor Place, 10th Floor, New York, NY 10003 (“PCH III” and together with PCH II, being “Perceptive”).

WHEREAS Trinity Biotech PLC, a public limited company organised and existing under the laws of Ireland (“Trinity Biotech”), PCH III and others have entered into the Sixth Amended and Restated Credit Agreement and Guaranty, dated as of August 7, 2025 (as amended by the First Amendment, dated as of October 16, 2025, and the Second Amendment, dated as of December 22, 2025)(the “Credit Agreement”).

WHEREAS Trinity Biotech has issued $96,161,421.33 senior convertible notes to PCH III (the “Note”) which evidence a term loan made by Perceptive Credit Holdings III, LP under the Credit Agreement.

WHEREAS Trinity Biotech, TRIB Biosensors Inc., a Delaware corporation and PCH II have entered into a conversion rights agreement dated December 22, 2025 (the “Conversion Agreement”).

WHEREAS Trinity Biotech and Perceptive have entered into a registration rights agreement dated December 22, 2025.

WHEREAS pursuant to the terms of the Note, Perceptive may not acquire a number of Conversion ADSs (as defined in the Note) upon any conversion of the Note or otherwise acquire any ADSs pursuant to the Note, the Credit Agreement or the Conversion Agreement, and any purported conversion of the Note into Conversion ADSs shall be null and void and treated as if never made (and in no event will Perceptive have any voting rights with respect thereto, nor shall the Conversion ADSs carry any rights to receive notice of or to attend or vote at any general meeting of Trinity Biotech), to the extent that upon such conversion, the number of “A” ordinary shares of Trinity Biotech, par value USD 0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed (“Ordinary Shares”) then beneficially owned, including Ordinary Shares underlying ADSs beneficially owned, by Perceptive and each of its affiliates and any other persons (i) whose beneficial ownership of ADSs or Ordinary Shares would be aggregated with Perceptive’s for purposes of Section 13(d) of the Exchange Act (including ADSs and Ordinary Shares beneficially owned by any “group” of which Perceptive is a member), or (ii) with which Perceptive may be “acting in concert” (within the meaning of the Irish Companies Act 2014, the Irish Takeover Rules and the Irish Substantial Acquisition Rules (“Attribution Parties”), would exceed 9.9% (the “Maximum Percentage”) of the total number of Ordinary Shares then issued and outstanding (the “Beneficial Ownership Cap”).

NOW THIS DEED POLL WITNESSES AS FOLLOWS:

Each of the entities which constitute Perceptive hereby declares, undertakes and agrees for the benefit of the Trinity Biotech and each of its members from time to time that in the event that Perceptive together with its Attribution Parties acquire a number of Conversion ADSs upon any conversion of the Note or otherwise acquire any ADSs pursuant to the Note, the Credit Agreement and/or the Conversion Agreement, such that the number of Ordinary Shares then beneficially owned, including Ordinary Shares underlying ADSs beneficially owned, by Perceptive and/or its Attribution Parties would exceed the Maximum Percentage of the Beneficial Ownership Cap (the “Excess Shares”), Perceptive and/or its Attribution Parties shall not have any voting rights with respect to such Excess Shares nor shall the Excess Shares carry any rights to receive notice of or to attend or vote at any general meeting of Trinity Biotech.

This Deed Poll shall be governed and construed in accordance with the laws of Ireland.

IN WITNESS WHEREOF this Deed Poll has been executed by PERCEPTIVE CREDIT HOLDINGS III, LP and PERCEPTIVE CREDIT HOLDINGS II, L.P. on the date first above written.

PERCEPTIVE CREDIT HOLDINGS III, LP

By: Perceptive Credit Opportunities GP, LLC,

its general partner

By:/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By: /s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

PERCEPTIVE CREDIT HOLDINGS II, LP

By: Perceptive Credit Opportunities GP, LLC,

its general partner

By:/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By: /s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager